UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    SCHEDULE 14A


             Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.        )

         Filed by the Registrant [XX]
         Filed by a Party other than the Registrant [  ]

         Check the appropriate box:

         [  ] Preliminary Proxy Statement  [  ] Confidential, for use of
         [XX] Definitive Proxy Statement        the Commission Only
         [  ] Definitive Additional Materials
         [  ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

         Commission File No. 0-827

                        Empire State Building Associates
                   (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement, if other than Registrant)


         Payment of Filing Fee (Check the appropriate box):

         [XX] No fee required

         [  ] Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

              1)   Title of each class of securities to which transaction
              applies:. . . . . . . . . . . . . . . . . . . . . . .

              2)   Aggregate number of securities to which transaction
              applies:. . . . . . . . . . . . . . . . . . . . . . .

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):
              . . . . . . . . . . . . . . . . . . . . . . . . . . . .

              4)   Proposed maximum aggregate value of transaction:
              . . . . . . . . . . . . . . . . . . . . . . . . . . . .

              5)   Total fee paid:. . . . . . . . . . . . . . . . . .









         [  ] Fee paid previously with preliminary materials

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)   Amount Previously Paid:. . . . . . . . . . . . . . .

              2)   Form, Schedule or Registration Statement No.:

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

              3)   Filing Party:. . . . . . . . . . . . . . . . . . . .

              4)   Date Filed:. . . . . . . . . . . . . . . . . . . . .
































                                         -2-







                          EMPIRE STATE BUILDING ASSOCIATES
                                c/o Wien & Malkin LLP
                          60 East 42nd Street - 48th Floor
                            New York, New York 10165-0015



                          EMPIRE STATE BUILDING ASSOCIATES

                STATEMENT ISSUED BY THE AGENTS IN CONNECTION WITH THE
                           SOLICITATION OF CONSENTS OF THE
                                    PARTICIPANTS

                                  November 2, 1998


              This Statement is issued in connection with the  solicitation of Consents of the Participants in Empire State Building Associates ("Associates") by Peter L. Malkin, Thomas N. Keltner, Jr., and Richard A. Shapiro, as Agents (the "Agents") for the participants (the "Participants"). Associates was formed to acquire the long-term leasehold of the Empire State Building, 350 Fifth Avenue, New York, New York (the "Property"), subject to a net operating sublease (the "Net Sublease").

              The Agents are requesting the consent of the Participants to the designation of new successor Agents. The Agents recommend approval of the proposal, as there currently is no eligible successor Agent.

              It is anticipated that this Statement and the accompanying form of Consent will be mailed to the Participants on (date of letter). The solicitation of Consents will terminate on (first anniversary of date of letter) unless extended by the Agents, but in no event later than 90 days thereafter. The Agents will advise all Participants of the results of this solicitation no later than 60 days after the termination date noted above or any extension thereof.

         I.   BACKGROUND

              Associates, a New York partnership, was organized on July 11, 1961 to acquire the long-term leasehold on the Property subject to the Net Sublease. Associates is comprised of three partners, each of whom acts as Agent for a Group of Participants pursuant to a participating agreement ("Participating Agreement"). Each of the three Participant Groups owns a one-third interest in Associates, representing $11,000,000 in interests of the original $33,000,000 cash investment in Associates.

              The original Agents in Associates were the late Lawrence A. Wien, the late Henry W. Klein and Peter L. Malkin. Peter L.



         Malkin, Thomas N. Keltner, Jr. and Richard A. Shapiro are the current Agents in Associates.

              The terms of each Participating Agreement are identical. Under each of the Participating Agreements between an Agent and his respective Group of Participants, Participants have the right to approve or disapprove certain proposed actions by their Agent, including the designation of successor Agents. Since an Agent is restricted in the actions he or she can take without consent of the Participants, and the Property is operated by Empire State Building Company, the net sublessee (the "Sublessee") under the Net Sublease, an Agent's discretion in most areas is virtually non-existent. There is no specific term of office of any Agent, and Agents receive no compensation for their service.

              The percentage in interest of Participants required to approve the proposal of the Agents in this Statement is described in Section V. - Terms of Solicitation of Consents.


         II.  DESIGNATION OF SUCCESSORS TO THE AGENTS

              Paragraph  Ninth  of  each  Participating  Agreement provides that, in the event of the resignation, removal, death, incompetency or other disability of an Agent, he shall be succeeded by certain persons in the order listed therein or by any other person of full age designated in writing by the holder of at least 75% of the Participations in that group.

              There is no remaining eligible successor Agent available to serve at this time from those named in the original Participating Agreements or in the June 30, 1988 consent solicitation letter for successor Agents. Therefore, it is necessary to designate new successors for each Agent to provide for the long-term future of the investment.

              The  Agents recommend that each Group of Participants approve the following as successor Agents for its Group: (a) any individual who, at the time of his or her designation as Agent, is a partner in Wien & Malkin LLP or any successor thereto (W&MLLP),
         (b) any individual who, at the time of his or her designation as Agent, is associated with or employed by W&MLLP and has appropriate business experience and qualifications as determined by the Chairman of the Executive Committee of W&MLLP, (c) Anthony
         E. Malkin, and (d) Scott D. Malkin. The order of succession shall be determined by Peter L. Malkin or, failing such determination, by the Executive Committee of W&MLLP. Currently, Peter L. Malkin serves as Chairman of the Executive Committee.

              The Participants' consent to the designation of a category of persons qualified to act as successor Agents, such as is represented by partners (category (a) above) and selected


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         associates  or  employees  (category  (b)  above)  of W&MLLP, will
         provide  greater  assurance  of  the  continued  availability   of
         qualified  individuals  who  are  eligible  to  serve as Agents as
         vacancies occur in  the  future.   Designation  of  categories  of
         appropriate individuals also will reduce the need to conduct solicitations to approve new successor Agents, thus eliminating the expensive, burdensome and time-consuming process of consent solicitations for this ministerial purpose.

              W&MLLP has provided supervisory, accounting, professional and various other services to Associates since the formation of Associates in 1961. The Agents, each of whom is a partner in W&MLLP, believe that the firm's experience in providing services to Associates uniquely qualifies its partners, and employees or associated persons of W&MLLP selected by the Chairman of its Executive Committee, to serve as successor Agents.

              Anthony E. Malkin and Scott D. Malkin are sons of Peter L. Malkin, and each is a graduate of Harvard College and experienced in real estate. After receiving law and business graduate degrees from Harvard University, Scott D. Malkin has been actively involved in real estate ownership and development in the United States and Europe for the past fourteen years. Anthony E. Malkin has served for the past ten years as President of W&M Properties, Inc., the real estate management firm owned by Peter L. Malkin and him. During his tenure at W&M Properties, Inc., Anthony E. Malkin initiated over $260,000,000 in property acquisitions, and $330,000,000 in property-related financing transactions, and has had primary responsibility for day-to-day management and operation of office, residential and industrial properties located in eight states of the United States.

         III. POTENTIAL CONFLICTS OF INTEREST

              A.   Certain Ownership of Participations

                   As of July 31, 1998, the Agents beneficially owned, directly or indirectly, the following Participations:

         Title of Class          Name & Address         Amount of
                                  of Beneficial         Beneficial    Percent
                                      Owner             Ownership     of Class

         Participations in       Peter L. Malkin         $163,750       .50%
         Partnership Interests   60 E. 42nd Street
                                 New York, NY 10165

                                 Thomas N. Keltner, Jr.  $  5,000       .02%
                                 60 E. 42nd Street
                                 New York, NY 10165

                                 Richard A. Shapiro      $  5,000       .02%
                                 60 E. 42nd Street
                                 New York, NY 10165

                   Peter L. Malkin also owned of record as trustee or co-trustee, but not beneficially, $195,000 of Participations. Mr. Malkin disclaims any beneficial ownership of such Participations.

                   Richard  A.  Shapiro owned of record as custodian, but
         not  beneficially,  $12,500  of  Participations.   Mr.   Shapiro
         disclaims any beneficial ownership of such Participations.

                   Isabel W. Malkin, the wife of Peter L. Malkin, owned of record and beneficially $158,333 of Participations, or .48% of the outstanding Participations. Mr. Malkin disclaims any beneficial ownership of his wife's Participations.

                   Jane Shapiro, the wife of Richard A. Shapiro, owned of record and beneficially, $5,000 of Participations, or .02% of the outstanding Participations. Mr. Shapiro disclaims any beneficial ownership of his wife's Participations.

                   Anthony E. Malkin, a son of Peter L. Malkin, owned of record and beneficially $23,333 of Participations, or .07% of the outstanding Participations. He also acts as co-trustee for trusts owning .11% of the outstanding Participations, and he disclaims any beneficial ownership in those Participations.

                   Scott D. Malkin, a son of Peter L. Malkin, owned of record and beneficially $65,833 of Participations, or .20% of the outstanding Participations. He also acts as custodian for .04% of the outstanding Participations, owned by certain of his children and he disclaims any beneficial ownership in those Participations.


              B.   Relationships with Sublessee

                   Peter L. Malkin, one of the Agents, also is a Partner in the Sublessee and owns 3.685% of the partner interests in the Sublessee.

                   Isabel W. Malkin owns a .18% of the partner interests in the Sublessee.

                   The wife of another member of W&MLLP owns .55% of the partner interests in the Sublessee.

                   As a consequence of (a) one of the Agents being a partner in the Sublessee, and (b) the current and certain potential future Agents being members of W&MLLP (which represents Associates and the Sublessee), certain actual or potential conflicts of interest may arise with respect to the management and administration of the business of Associates. However, under the respective Participating Agreements, certain transactions require prior consent from Participants owning a specified interest under the Agreements in order for the Agents to act on their behalf. Such transactions include (a) the modification or extension of the Net Sublease or the granting of a new Net Sublease, or (b) the granting, extending or modifying of a new mortgage loan secured by Associates' leasehold in the Property, or (c) a sale or other disposition of Associates' leasehold in the Property or substantially all of Associates' other assets. The interest, if any, of each Agent in Associates and in the Sublessee, as a partner therein, arises solely from ownership of Participations in Associates and direct or indirect partner interests in the Sublessee. The Agents, as investors in Associates and the Sublessee, receive no extra or special benefit and simply share pro rata with all other Participants in Associates or partners in the Sublessee. However, any Agent who is a member of W&MLLP is entitled to receive a pro rata share of any supervisory or legal fee or other remuneration paid to W&MLLP for professional services rendered to the Sublessee and to Associates, as described below.

                   W&MLLP receives $270,000 annually from the Sublessee for acting as supervisor of the Sublessee.

              C.   W&MLLP Services to Associates

                   Each of the current Agents is a member of W&MLLP, which firm receives compensation from Associates for providing various supervisory services to Associates. In consideration for such supervisory services, W&MLLP receives (a) an annual basic supervisory fee of $100,000 and (b) additional compensation equal to 6% of (1) one-half of (i) the savings arising from the elimination of leasehold mortgage charges (which occurred in 1984) and (ii) the reductions in master lease rent in 1992 and 2013 and
         (2) any overage rent received by Associates. During the year ended December 31, 1997, Associates paid W&MLLP a total of $227,161. From Associates' payments to it, W&MLLP pays disbursements of Associates relating to W&MLLP's supervisory services to Associates, for accounting and certain other professional fees, filing and search fees, and certain report preparation and mailing costs.

                   W&MLLP also acts as legal counsel to Associates and provides certain legal services in addition to the supervisory services described above for legal fees at its standard rates. As legal counsel to Associates, W&MLLP participated in the preparation and filing of this Consent Solicitation Statement and will receive compensation for its services.

         IV.  FEES AND EXPENSES

              All fees and expenses relating to the solicitation of Consents hereunder, including those of third parties engaged by W&MLLP to assist in the preparation of this Consent Statement, will be advanced by W&MLLP and then reimbursed by Associates by deducting such amounts from overage rent otherwise available for distribution to Participants.


         V.   TERMS OF SOLICITATION OF CONSENTS

              The Participating Agreement between an Agent and the Participants in that Agent's Group requires that consents for the designation of successor Agents discussed in Section II above be received from 75% in interest of the Participants in the Group. The new successor Agents will be designated for each Group as and when the requisite consents are received for that Group.

              On December 31, 1997, there was a total of 2,622 Participants of record holding Participations in the three Groups. Each Participant's voting percentage in his or her Group is determined by a fraction, the numerator of which is the face amount of the Participation owned and the denominator of which is the Group's original $11,000,000 investment in Associates. At December 31, 1997, no person held Participations aggregating more than 5% of the total outstanding Participations.

              This  solicitation  of  Consents  will  terminate  on  (first anniversary of letter), but may be extended by the Agents through (90 days thereafter). There is no record date establishing the identity of the Participants entitled to vote on the proposal. Holders of Participations as of (date of letter) will be recognized as entitled to vote. If any Participation is transferred before the Consent with respect to that Participation is given, the transferee will be entitled to vote. If Consent to the proposal has been given prior to the transfer of a Participation, however, the transferee will be bound by the vote of the transferor.

              W&MLLP has been authorized by the Agents to solicit the Consents of Participants by mail, fax, telephone and telegram after the mailing of this Statement. Forms of Consent that are signed and returned without a choice indicated as to the proposal for which Consent is sought will be deemed to constitute a Consent to the proposal and will be binding on each Participant as if such Participant had actually indicated such Consent on such form. If the Consent is returned undated, it will be deemed dated as of the date received by the Agents.

                   The Agents recommend that Participants consent to the designation of successor Agents as proposed. Please note that a vote to abstain is treated the same as a vote to disapprove.

              Participations are not traded on an established securities market, nor are they readily tradeable on a secondary market or the substantial equivalent thereof. Based on Associates' transfer records, Participations are sold by holders from time to time in privately negotiated transactions, and, in many instances, Associates is unaware of the prices at which such transactions occur (other than certain transfers involving Participations owned by members of W&MLLP or their families). However, Associates has been advised that the sale price during the past twenty-four months for an original $10,000 Participation ranged between $15,000 and $22,500.

              If you have any question or desire any additional information concerning this Consent solicitation, please communicate with Stanley Katzman, Mark Labell, Thomas N. Keltner, Jr., Richard A. Shapiro or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165-0015, by phone at 212-687-8700, or by fax at 212-986-7679.

              PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE COLORED COPY OF THE CONSENT IN THE ENCLOSED ENVELOPE. ONCE GIVEN, CONSENT MAY NOT BE REVOKED.

                                       CONSENT


              (SOLICITED BY PETER L. MALKIN, THOMAS N. KELTNER, JR. AND
                  RICHARD A. SHAPIRO AS AGENTS (THE "AGENTS") ON
                     BEHALF OF EMPIRE STATE BUILDING ASSOCIATES)

              As a Participant in EMPIRE  STATE  BUILDING  ASSOCIATES,  the
         owner of the long-term leasehold of the Empire State Building, 350 Fifth Avenue, New York, New York, I hereby take the following action in response to the Agents' proposal for the designation of successor Agents as outlined in the Statement issued by the Agents in connection with the Solicitation of Consents of the Participants, dated (to be inserted) (the "Statement"):

                   CONSENT                  WITHHOLD CONSENT


                          Consent to
                   ______ and Approve of         ______ Disapprove of


                                                   Abstain from
                                            ______ Consenting to

         the designation of the successor Agents, as described in Section II of the Statement.

              The   Agents  recommend  that  Participants  consent  to  the
         designation of successor Agents as proposed. Please note that a note to abstain is treated the same as a vote to disapprove.

              The   Solicitation  of  Consents  will  terminate  on  (first
         anniversary of date of letter) but may be extended until 90 days thereafter.

              The matter for which a Consent is being solicited is more fully described in the Statement, receipt of which is hereby acknowledged and which is incorporated herein by reference.

         IF THIS FORM IS SIGNED AND RETURNED WITHOUT A CHOICE INDICATED, CONSENT WILL BE DEEMED TO HAVE BEEN GIVEN AS IF SUCH CONSENT WAS ACTUALLY INDICATED ON THE FORM. IF THE CONSENT IS RETURNED UNDATED, IT WILL BE DEEMED DATED AS OF THE DATE RECEIVED BY THE AGENTS. ONCE GIVEN, THE CONSENT (OR DEEMED CONSENT) MAY NOT BE REVOKED.


         Dated: ______________________, 1998.